Exhibit 21.1

CONSOLIDATED SUBSIDIARIES OF THE ANDERSONS, INC.

Subsidiary	Place of Organization
1070283 B.C. LTD	Canada
Bridge Agri Partners, Inc.	Canada
Bridge Agri Partners Montana, Inc.	Montana
Cap Acquire Mexico S.de R.L. de C.V.	Mexico
Cap Acquire, LLC	Delaware
Capstone Commodities, LLC	Texas
David T. Boyd & Co. Limited	United Kingdom
ELEMENT, LLC	Kansas
Feed Factors Ireland Limited	Ireland
Feed Factors Limited	United Kingdom
Kay Flo Industries, Inc.	Iowa
Lansing Brasil Comercial & Exportadora de Produtos Agricolas Ltda.	Brazil
Lansing Brasil Holdings, LLC	Delaware
Lansing Canada ULC	Canada
Lansing de Mexico S.de R.L. de C.V.	Mexico
Lansing de Mexico Servicios S. de R.L. de C.V.	Mexico
Lansing Ethanol Services, LLC	Delaware
Lansing Louisiana, LLC	Delaware
Lansing Proprietary, LLC	Delaware
Lansing Trade Group - Asia PTE LTD	Singapore
Lansing Trade Group – Germany GmbH	Germany
Lansing Trade Group Canada ULC	Canada
Lansing Trade Group, LLC	Delaware
Lansing Trading Company, Ltd.	China
Lansing Vermont, Inc.	Vermont
Lawnbox LLC	Ohio
Liqui Fert Corporation	Puerto Rico
Maumee Ventures LLC	Ohio
Metamora Commodity Company, Inc.	Ohio
Mineral Processing Company	Ohio
NARCAT Mexico S.de R.L. de C.V.	Mexico
New Eezy-Gro Inc.	Ohio
NuRail Canada ULC	Canada
Nutra-Flo Company	Iowa
Plant Nutrient Operations LLC	Ohio
Purity Foods, Inc.	Michigan
TAI Hold Co, LLC	Michigan
The Andersons AgVantage Agency LLC	Ohio
The Andersons Canada Limited	Canada
The Andersons Ethanol LLC	Ohio
The Andersons Executive Services LLC	Ohio
The Andersons Farm Development Co., LLC	Ohio

Subsidiary	Place of Organization
The Andersons Grain Romania S.R.L	Romania
The Andersons LTD.	Canada
The Andersons Marathon Holdings LLC	Ohio
The Andersons Plant Nutrient LLC	Ohio
The Andersons Railcar Company LLC	Ohio
The Andersons Railcar Leasing Company LLC	Ohio
The Andersons Switzerland Inc.	Delaware
The Andersons Switzerland SARL	Switzerland
The Andersons Winona Terminal, LLC	Minnesota
Thompsons USA Limited	Delaware
Titan Lansing, LLC	Delaware
Top Cat Holding Co	Delaware